As filed with the Securities and Exchange Commission on April 27, 2026
Registration No.333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRINET GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware		95-3359658
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
One Park Place Suite 600 Dublin, California 94568 (510) 352-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael Q. Simonds President and Chief Executive Officer TriNet Group, Inc. One Park Place Suite 600 Dublin, California 94568 (510) 352-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Sidney Majalya Paul Porter TriNet Group, Inc. One Park Place Suite 600 Dublin, California 94568 (510) 352-5000		Sarah K. Solum Freshfields US LLP 855 Main Street Redwood City, California 94063 (650) 618-9250

    Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
TRINET GROUP, INC.

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS

We may offer from time to time common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts or units. In addition, certain selling securityholders to be identified in a prospectus supplement may use this prospectus from time to time to offer any of the foregoing securities. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.
The foregoing securities may be offered directly by us or by any selling securityholder, through agents designated from time to time by us or to or through underwriters or dealers. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any of the foregoing securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
None of the foregoing securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is listed on The New York Stock Exchange under the trading symbol “TNET.”

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus, any applicable prospectus supplement and under similar headings in the documents which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 27, 2026.

Neither we nor any selling securityholders to be identified in a prospectus supplement to this prospectus have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any such selling securityholders take responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. Neither we nor any such selling securityholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
The terms “TriNet,” “TriNet Group, Inc.,” the “Company,” “we,” “us” and “our” refer to TriNet Group, Inc. and not to any of its existing or future subsidiaries, unless specifically indicated or the context otherwise requires.

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THE COMPANY
TriNet is a leading provider of HR solutions for SMBs. We offer technology-enabled services that include human capital expertise, employee benefits such as health insurance and retirement plans, payroll and payroll tax administration, risk mitigation, and compliance consulting. Our long-term objective is to be the premier provider of HR services for a broad range of SMBs through industry-leading benefits, sales distribution excellence, and a world-class services delivery model.
Since our founding in 1988, TriNet has served, and continues to serve, thousands of SMBs. We are the largest publicly traded company in the U.S. that focuses primarily on the PEO business, in terms of market capitalization as of December 31, 2025. In 2025, we processed $70 billion in payroll and payroll taxes for our clients and ended the year with approximately 323,200 WSEs.
We were incorporated in 1988 as TriNet Employer Group, Inc., a California corporation. We reincorporated as TriNet Merger Corporation, a Delaware corporation, in 2000 and during that year changed our name to TriNet Group, Inc. Our principal executive office is located at One Park Place, Suite 600, Dublin, CA 94568 and our telephone number is (510) 352-5000. Our website address is www.trinet.com. Information contained in or accessible through our website is not a part of, or incorporated by reference in, this prospectus or any prospectus supplement that we file and should not be relied upon in determining whether to make an investment in our securities.
About this Prospectus
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC), utilizing a “shelf” registration process. Under this shelf process, we and any selling securityholders may sell, at any time and from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we or any selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings, including the registration statement of which this prospectus forms a part and the exhibits and schedules thereto, are available to the public in electronic form at the website maintained by the SEC at www.sec.gov.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including, without limitation, any information and related exhibits provided under Item 2.02, Item 7.01 or Item 9.01 of any Current Report on Form 8-K):
(a)    Annual Report on Form 10-K for the year ended December 31, 2025, including portions incorporated by reference therein from our Definitive Proxy Statement for our 2025 annual meeting of stockholders;
(b)    Current Report on Form 8-K filed on March 19, 2026; and
(c)    the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 24, 2014 under Section 12 of the Exchange Act, as updated by Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
You may request a copy of these filings at no cost, by emailing or telephoning investor relations at investorrelations@trinet.com or (510) 352-5000. Information about us, including copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, is also available at our website at www.trinet.com. However, the information on our website is not a part of, or incorporated by reference in, this prospectus or any prospectus supplement that we file and should not be relied upon in determining whether to make an investment in our securities.
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” "plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” "would” and similar expressions or variations intended to identify forward-looking statements.
Forward-looking statements are not guarantees of future performance, but are based on management’s expectations as of the date such statements are made and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, include, but are not limited to, our long-term objectives and those discussed in our Form 10-K for the year ended December 31, 2025. The information contained or incorporated in this prospectus is based upon the facts and circumstances known at this time, and any forward-looking statements speak only as of the date on which they are made. We undertake no duty to update this information except as required by law.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before deciding whether to acquire any such securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” discussed under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, together with other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors, or factors that we currently deem immaterial, that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of the risks we face actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Special Note on Forward-Looking Statements.”
USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities by us will be used for general corporate purposes and will be invested prior to use. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries.
DESCRIPTION OF CAPITAL STOCK
General
This section describes our capital stock, which we may offer under this prospectus. The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws, and the applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws, and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation, and our amended and restated bylaws, which are exhibits to the registration statement of which this prospectus forms a part, see the section titled “Where You Can Find More Information.”
Our authorized capital stock consists of 770,000,000 shares, of which 750,000,000 shares are designated as common stock, par value $0.000025 per share, and 20,000,000 shares are designated as preferred stock, par value $0.000025 per share.
As of March 31, 2026, we had outstanding 46,125,755 shares of common stock held in part by approximately 60 stockholders of record. As of March 31, 2026, we also had outstanding (i) options to acquire 254,346 shares of common stock having a weighted average exercise price of $76.69 per share and (ii) 3,107,645 shares of common stock issuable upon the settlement of restricted stock units and performance-based restricted stock units (assuming maximum achievement of the relevant performance metrics) held by employees, directors and consultants pursuant to our Amended and Restated 2019 Equity Incentive Plan.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters properly submitted to a vote of our stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available therefor. In the event that we liquidate, dissolve or wind up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock
Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 20,000,000 shares of preferred stock in one or more series and authorize their issuance, subject to the approval rights of the common stock described above. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. As of March 31, 2026, no shares of preferred stock were outstanding, and we have no present plan to issue any shares of preferred stock.
Anti-Takeover Provisions
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors up for election. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent. A special meeting of stockholders may be called by the majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption), the chair of our board of directors or our chief executive officer.
In addition, in accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms.
Further, the approval of two-thirds of the voting power of all then-outstanding shares of our capital stock entitled to vote generally in the election of directors is required to adopt, amend or repeal our amended and restated bylaws or amend or repeal the provisions of our amended and restated certificate of incorporation regarding the election and removal of directors, the ability of stockholders to take action and the indemnification of our directors and the percentage of shares necessary to amend the amended and restated certificate of incorporation.
The foregoing provisions make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the board of director’s authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
We will also indemnify officers and directors against losses that may incur in connection with investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.
The foregoing provisions, while encouraging stability in the composition of our board of directors and our management and policies, may discourage unsolicited takeover attempts and also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.
The foregoing description is a summary and is qualified entirely by reference to our amended and restated certificate of incorporation and our amended and restated bylaws. For information on how to obtain copies of our amended and restated certificate of incorporation and our amended and restated bylaws, which are exhibits to the registration statement of which this prospectus forms a part, see the section titled “Where You Can Find More Information.”

Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•    upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•    on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
In general, Section 203 defines “business combination” to include the following:
•    any merger or consolidation involving the corporation and the interested stockholder;
•    any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•    subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•    any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•    the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
Choice of Forum
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company N.A. Its address is 150 Royall Street, Suite 101, Canton, MA 02021.
Listing on The New York Stock Exchange
Our common stock is listed on The New York Stock Exchange under the symbol “TNET.”

DESCRIPTION OF DEPOSITARY SHARES REPRESENTING PREFERRED STOCK
The following description of depositary shares is only a summary and is qualified by any prospectus supplement, deposit agreement and depositary receipt used in connection with the issuance of each series of preferred stock issued through the use of depositary shares. Therefore, you should read carefully the more detailed description that would be contained in any prospectus supplement and form of deposit agreement and depositary receipt, copies of which would be incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
We may offer fractional shares of preferred stock by issuing receipts for depositary shares. The shares of any class or series of preferred stock represented by depositary shares will be deposited with a bank or trust company (the “bank depositary”) and the holders will be issued a depositary receipt entitling them, in proportion to the fraction of a share the receipt represents, to all the rights and preferences of the preferred stock as may be fixed by the board of directors from time to time.
The bank depositary will function as the intermediary between the Company and the holders of the depositary receipts. Dividends and other distributions will be provided to the bank depositary for ultimate distribution to the holders. Redemption of the depositary shares and voting the underlying preferred stock will also be coordinated through the bank depositary. Holders of depositary shares will have the right to surrender their depositary receipts to the bank depositary and be entitled to receive whole shares of preferred stock that are represented by such receipts. Though the preferred stock will continue to have all of the rights and preferences of such preferred stock before such surrender, there may be no market opportunity to trade such stock and once withdrawn from the bank depositary, it may not be redeposited.
We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the applicable class or series of preferred stock and any exchange or redemption of such class or series of preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.
DESCRIPTION OF DEBT SECURITIES
This section describes certain general terms and provisions of the debt securities that we may offer under this prospectus. The debt securities may either be senior debt securities or subordinated debt securities. The debt securities will be issued under an indenture between TriNet Group, Inc. and a third party to be identified therein, as trustee (the “trustee”). The debt securities may be issued in one or more series established in or pursuant to a board resolution and set forth in an officer's certificate or supplemental indenture.
When we offer to sell a particular series of debt securities we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We have summarized certain terms and provisions of the indenture. The summary is not complete. The form of indenture has been filed as an exhibit to the registration statement for these debt securities that we have filed with the SEC. You should read the indenture and applicable board resolution and officer's certificate or supplemental indenture (including the form of debt security) relating to the applicable series of debt securities for the provisions which may be important to you. The indenture is subject to and governed by the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) that are required to be part of and to govern indentures qualified under the Trust Indenture Act.
General
The indenture will not limit the amount of debt securities that we may issue. We have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series; provided that if such additional debt securities are not fungible with the initial debt securities for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. We may issue debt securities up to such aggregate principal amount as we may authorize from time to time. The senior debt securities will rank equally with all of our other unsubordinated debt from time to time outstanding. The subordinated debt securities will be subordinate and junior in right of payment to all our unsubordinated indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the supplemental indenture, board resolution or officer’s certificate relating to such offering. Our unsubordinated secured debt, if any, will be effectively senior to the senior unsecured debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinated to the debt and other liabilities of any of our subsidiaries. The prospectus supplement will describe the material terms and conditions of any debt securities we may offer, including, as applicable, the following:
•    the title;
•    any limit upon the aggregate principal amount;
•    the date or dates on which the principal is payable;
•    the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;
•    the date or dates from which interest shall accrue;
•    the date or dates on which interest shall be payable;
•    the record dates for the determination of holders to whom interest is payable;
•    the right, if any, to extend the interest payment periods and the duration of such extension;
•    the place or places where the principal of and any interest shall be payable;
◦the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;
•    the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;
•    our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;
•    if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;
•    if other than minimum denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;
•    the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;
•    any and all other terms of the series, including any terms that may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;
•    whether the debt securities are issuable as global securities or definitive certificates and, in the case of global securities, the identity of the depositary;
•    any deletion from, modification of or addition to the events of default or covenants;
•    whether the debt securities are issuable under Rule 144A or Regulation S and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;
•    any provisions granting special rights to holders when a specified event occurs;
•    whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;
•    any special tax implications of the notes;

•    any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•    any guarantors or co-issuers, including whether any of our direct or indirect subsidiaries will guarantee the debt securities;
•    any special interest premium or other premium;
•    whether the debt securities are convertible or exchangeable into cash, common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and
•    the currency in which payments shall be made, if other than U.S. dollars.
Subordination
The prospectus supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.
Events of Default
When we use the term “Event of Default” in the indenture with respect to the debt securities of any series here are some examples of what we mean:
(1) default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;
(2) default in paying principal, or premium, if any, on the debt securities when due;
(3) failure to make any sinking fund payments when due;
(4) default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after there has been given to us a written notice to us from the trustee or there has been given to us and the trustee a written notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all such series affected (voting together as a single class);
(5) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us has occurred; or
(6) any other Events of Default set forth in a prospectus supplement relating to such series of debt securities.
If an Event of Default under the indenture specified in clause (1) - (4) occurs and is continuing with respect to any series of senior debt securities or subordinated debt securities, as applicable, then the holders of at least 25% in aggregate principal amount of all affected series of senior debt securities or subordinated debt securities, as applicable then outstanding (in each case voting together as a single class), may, by written notice, declare the entire principal amount of all outstanding securities of each affected series of senior debt securities or subordinated debt securities, as applicable, together with all accrued and unpaid interest and premium, if any, to be due and payable immediately.
If an Event of Default under the indenture specified in clause (5) with respect to us occurs and is continuing, then the entire principal amount of the outstanding debt securities will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.
After a declaration of acceleration or any automatic acceleration under clause (5) described above, the holders of a majority in principal amount of outstanding debt securities of all series of senior debt securities or subordinated debt securities, as applicable, then outstanding (in each case voting together as a single class) may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the applicable senior debt securities or subordinated debt securities, as the case may be, that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of all series of affected senior debt securities or subordinated debt securities then outstanding (in each case voting together as a single class) also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the affected senior debt securities or subordinated debt securities, as applicable.
Holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected senior debt securities or subordinated debt securities, as applicable, may seek to institute a proceeding only after they have made written request, and offered such indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period, the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the affected senior debt securities or subordinated debt securities then outstanding. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.
During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received at the corporate trust office written notice from us or any holder of the debt securities, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee such security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding senior debt securities or subordinated debt securities then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.
The trustee will, within 45 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.
We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.
Modification and Waiver
We and the trustee may amend or modify the indenture or the debt securities without the consent of any holder of debt securities in order to:
•    cure ambiguities, mistake defects or inconsistencies;
•    provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption;
•    make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;
•    provide for or add guarantors with respect to the debt securities of any series;
•    secure the debt securities of a series;
•    establish the form or forms of debt securities of any series;
•    provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities of the applicable series;
•    maintain the qualification of the indenture under the Trust Indenture Act;
•    conform any provision in the indenture or series of debt securities to this “Description of Debt Securities,” as supplemented by the applicable pricing term sheet or prospectus supplement pursuant to which the applicable series of debt securities is offered; or

•    make any change that does not adversely affect the rights of any holder in any material respect.
Other amendments and modifications of the indenture or the debt securities may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of all series affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:
•    reduce the principal amount, or extend the fixed maturity, of the debt securities, or alter or waive the redemption or mandatory repurchase provisions of the debt securities;
•    impair the right of any Holder of the Securities to receive payment of principal (including premium, if any, and amounts due upon redemption or mandatory repurchase) or interest on the Securities on and after the due dates for such principal or interest;
•    change the currency in which principal, any premium or interest is paid;
•    reduce the percentage in principal amount outstanding of debt securities of any series that must consent to an amendment, supplement or waiver or consent to take any action;
•    impair the right to institute suit for the enforcement of any payment on the debt securities;
•modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;
•    waive a payment default with respect to the debt securities or any guarantor;
•    reduce the interest rate or extend the time for payment of interest on the debt securities;
•    adversely affect the ranking of the debt securities of any series; or
•    change the location of the office or agency required under the indenture or any place of payment unless set forth in the offering document relating to such debt securities.
Certain Covenants
Principal and Interest
We covenant to pay the principal of and interest on the debt securities when due and in the manner provided in the indenture.
Consolidation, Merger or Sale of Assets
We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:
•    we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any State or territory;
•    the surviving entity will expressly assume all of our obligations under the debt securities and the indenture, and will execute a supplemental indenture in form reasonably satisfactory to the trustee;
•    immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and
•    we or the surviving entity will have delivered to the trustee an officer's certificate and opinion of counsel stating that the transaction or series of transactions and the supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.
The restrictions in the third and fourth bullets shall not be applicable to:
•    the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or
•    the merger of us with or into a single direct or indirect wholly-owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware.
If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such surviving entity had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.
Satisfaction, Discharge and Covenant Defeasance
We may terminate our obligations under the indenture with respect to one or more series of debt securities when:
•    either:
•    all the debt securities of any series issued that have been authenticated and delivered have been accepted by the trustee for cancellation; or
•    all the debt securities of any series issued that have not been accepted by the trustee for cancellation have become due and payable or will become due and payable within one year (a “discharge”) or are to be called for redemption within one year and we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense, and in all cases we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium;
•    we have paid or caused to be paid all other sums then due and payable under the indenture; and
•    we have delivered to the trustee an officer's certificate and an opinion of counsel each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.
We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (a “legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:
•    the rights of holders of the debt securities to receive principal, interest and any premium when due;
•    our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for debt securities payments held in trust;
•    the rights, powers, trusts, duties and immunities of the trustee; and
•    the defeasance provisions of the indenture.
In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (a “covenant defeasance”). Any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:
•    we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series: money in an amount, U.S. Government Obligations; or a combination of money and U.S. Government Obligations, in each case sufficient without reinvestment to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;
•    in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel stating that, as a result of an Internal Revenue Service ruling or a change in applicable federal income tax law, the beneficial owners of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;
•    in the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;
•    no default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;
•    the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of the Trust Indenture Act;
•    the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings), any other material agreement or instrument to which we are a party;
•    the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), unless the trust is registered under the Investment Company Act or exempt from registration; and
•    we have delivered to the trustee an officer's certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.
Unclaimed Funds
All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law
The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS
This section describes certain general terms and provisions of the warrants that we may offer under this prospectus. We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the material terms and conditions of any warrants that we may offer, including, as applicable, the following:
•    the title of such warrants;
•    the aggregate number of such warrants;
•    the price or prices at which such warrants will be issued;
•    the currency or currencies in which the price of such warrants will be payable;
•    the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
•    the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•    the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•    if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•    if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•    if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•    information with respect to book-entry procedures, if any;
•    if applicable, a discussion of any material United States Federal income tax considerations; and
•    any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
DESCRIPTION OF PURCHASE CONTRACTS
This section describes certain general terms and provisions of the purchase contracts that we may offer under this prospectus. The applicable prospectus supplement will describe the material terms and conditions of any purchase contracts that we may offer. We may issue purchase contracts for the purchase or sale of:
•    debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;
•    currencies; or
•    commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture.
DESCRIPTION OF UNITS
This section describes certain general terms and provisions of the units that we may offer under this prospectus. As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock, depositary shares or any combination of such securities. The applicable supplement will describe the material terms of the units that we may offer, including, as applicable, the following:
•    the terms of the units and of the other securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•    a description of the terms of any unit agreement governing the units; and
•    a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
Unless we indicate differently in an applicable prospectus supplement, each debt security, warrant and unit we may issue under this prospectus will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of TriNet, the trustee, any warrant agent, unit agent or any other agent of TriNet, or any of their respective agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.
PLAN OF DISTRIBUTION
We or selling securityholders may sell any of the securities described in this prospectus in the following manner or any manner specified in a prospectus supplement:
•    directly to purchasers, through a specific bidding or auction process or otherwise;
•    through agents;
•    to or through underwriters;
•    through dealers; and
•    through a combination of any of the foregoing methods of sale.
If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling securityholders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such securityholder prior to the offering and the amount to be offered for the securityholder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering.
We or any selling securityholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we or any selling securityholder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling securityholder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling securityholder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
SELLING SECURITYHOLDERS
Selling securityholders, including their transferees, pledgees or donees or their successors (all of whom may be selling securityholders), may from time to time offer and sell pursuant to this prospectus any or all of the securities. When we refer to the “selling securityholders” in this prospectus, we mean the selling securityholders we may name in a prospectus supplement, as well as their respective transferees, pledgees or donees or their successors.
If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling securityholders, indicate the nature of any relationship such holders have had with us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such securityholder prior to the offering and the amount to be offered for the securityholder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering.
VALIDITY OF SECURITIES
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed on for us by Freshfields US LLP, Redwood City, California, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of TriNet as of and for the year ended December 31, 2025, incorporated by reference in this Prospectus, and the effectiveness of TriNet's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Registration fee	$ *
Financial Industry Regulatory Authority filing fee	**
Printing	**
Legal fees and expenses (including Blue Sky fees)	**
Trustee fees	**
Rating Agency fees	**
Accounting fees and expenses	**
Miscellaneous	**
TOTAL	$ **

*     Omitted because the registration fee is being deferred pursuant to Rule 456(b) and 457(r).
**    Omitted because these fees and expenses will depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time. The expenses of any offering will be set forth in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VI of the Registrant’s amended and restated certificate of incorporation provides for indemnification by the Registrant of its directors, officers and agents to the fullest extent permitted by the Delaware General Corporation Law. The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in right of the corporation. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability for its directors and officers.
The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
The proposed form of underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules
    (a)    The following exhibits are filed as part of this Registration Statement:

Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit(s)	Filing Date
1.1†	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of TriNet Group, Inc.	8-K	001-36373	3.1	May 30, 2023
3.2	Amended and Restated Bylaws of TriNet Group, Inc.	8-K	001-36373	3.1	June 24, 2024
4.1	Registration Rights Agreement, by and among TriNet Group, Inc. and AGI-T, L.P., dated February 1, 2017	8-K	001-36373	4.1	February 2, 2017
4.2*	Form of Indenture
4.3†	Form of Warrant Agreement
4.4†	Form of Purchase Contract
4.5†	Form of Unit Agreement
4.6†	Form of Depositary Agreement
5.1*	Opinion of Freshfields US LLP (included in Exhibit 5.1)
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Freshfields US LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of the Registration Statement)
25.1**	Statement of Eligibility of the Trustee on the Indenture
107*	Filing Fee Table
_______________
† To be filed, if necessary, by amendment or on a Current Report on Form 8-K in connection with the issuance of the applicable securities.
* Filed herewith.
** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act, as amended, and the applicable rules thereunder.

Item 17. Undertakings
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
(a)    The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(c)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of California, on this April 27, 2026.

TRINET GROUP, INC.
By:	/s/ Michael Q. Simonds
Michael Q. Simonds
Chief Executive Officer

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Q. Simonds and Sidney Majalya, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power to act separately and full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Michael Q. Simonds	Chief Executive Officer	April 27, 2026
Michael Q. Simonds	(principal executive officer)

/s/ Mala Murthy	Chief Financial Officer	April 27, 2026
Mala Murthy	(principal financial officer and principal accounting officer)

/s/ Michael J. Angelakis	Director	April 27, 2026
Michael J. Angelakis

/s/ Paul Chamberlain	Director	April 27, 2026
Paul Chamberlain

/s/ Ralph Clark	Director	April 27, 2026
Ralph Clark

/s/ Maria Contreras-Sweet	Director	April 27, 2026
Maria Contreras-Sweet

/s/ Brian Evanko	Director	April 27, 2026
Brian Evanko

/s/ David C. Hodgson	Director	April 27, 2026
David C. Hodgson

/s/ Janet Kennedy	Director	April 27, 2026
Janet Kennedy

/s/ Jacqueline Kosecoff	Director	April 27, 2026
Jacqueline Kosecoff

/s/ Wayne B. Lowell	Director	April 27, 2026
Wayne B. Lowell

/s/ Madhu Ranganathan	Director	April 27, 2026
Madhu Ranganathan

/s/ Myrna Soto	Director	April 27, 2026
Myrna Soto